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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Mattress Holding Corp. on Form S-1 of our report dated September 1, 2005 on the financial statements of Mattress Holding Corp and its predecessor and to the reference to us under the heading "Experts" in the prospectus.

                      /s/Crowe Chizek and Company LLC
                      Crowe Chizek and Company LLC

Oak Brook, Illinois
September 1, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM